UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2009

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 4, 2009, Caraustar Industries, Inc. and all of its direct and indirect domestic subsidiaries, as borrowers (the “Borrowers”), General Electric Capital Corporation, as a lender, GE Capital Financial Inc., as letter of credit issuer, and General Electric Capital Corporation, as administrative agent (in such capacity, the “DIP Agent”) for itself and each other party that may become a lender thereunder (the “DIP Lenders”) entered into a $75 million credit facility pursuant to a Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Facility”).

The DIP Facility provides up to $75 million in revolving credit, including a sublimit of $20 million for letters of credit. Pursuant to approval by the Bankruptcy Court on June 3, 2009, up to $25 million of the DIP Facility was immediately authorized for the Borrowers. Proceeds from the borrowings under the DIP Facility may be used for (i) repaying certain outstanding obligations under the Borrowers’ pre-petition credit facility, (ii) cash collateralizing outstanding letters of credit and certain lease obligations, (iii) paying for goods and services in the ordinary course of business, (iv) paying employees’ wages and benefits, (v) paying certain fees and expenses of chapter 11 professionals and other administrative expenses of the chapter 11 proceedings, and (vi) working capital and general corporate purposes of the Borrowers and their subsidiaries.

The DIP Facility is subject to a borrowing base limit calculated as the sum of the following: (a) up to 85% of eligible accounts receivable and (b) the lesser of (x) 85% of the net orderly liquidation value of eligible inventory or (y) up to 45% of the book value of eligible inventory, in all cases less all reserves established by the DIP Agent, including a $10 million availability reserve at all times.

Pursuant to Section 364(d) of the United States Bankruptcy Code (the “Bankruptcy Code”), all obligations under the DIP Facility shall constitute super-priority claims (subject to certain claims for professional fees and expenses and other administrative costs in respect of the chapter 11 proceedings, and certain cash collateralization and offset rights), and shall be secured by duly perfected senior liens on all unencumbered property of the Borrowers’ estates (with certain exceptions) and all property that constituted collateral under the pre-petition credit facility (including pledges of all issued and outstanding capital stock of their respective subsidiaries, limited in the case of non-U.S. subsidiaries to 65% of the voting shares of such capital stock) and junior liens on encumbered property pursuant to Section 364(c), in each case subject to certain permitted prior liens, cash collateralization rights, and offset rights.

Borrowings under the DIP Facility will bear interest at (i) LIBOR plus a margin of 4.5%, with a LIBOR floor of 2.0%, or (ii) alternatively at the Index Rate (defined as the highest of (x) the prime rate, (y) the Federal Funds rate plus 0.50%, or (z) the one-month LIBOR rate) plus a margin of 3.5%.

The DIP Facility will mature on the date that is the earlier of (i) March 4, 2010, (ii) sale of all or substantially all of the collateral securing the DIP Facility or (iii) the confirmation of one or more chapter 11 plans for the Borrowers.

The DIP Facility contains representations and warranties, financial and collateral reporting requirements, affirmative and negative covenants, mandatory prepayment events and events of default customary for similar financings.

The description of the DIP Facility set forth above is qualified in its entirety by reference to the actual terms of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K, relating to the DIP Facility and its related agreements is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2009, Caraustar Industries, Inc. received a “Staff Determination” notice from Nasdaq indicating that the Nasdaq staff had determined that the company’s equity securities would be delisted from The Nasdaq Stock Market. The notification indicated that the decision was based upon Nasdaq’s Marketplace Rules 5100, 5110(b) and IM-5100-1, and was made after reviewing the company’s press release announcing that the company had filed for protection under Chapter 11 of the U.S. Bankruptcy Code and other publicly available information. Trading of the company’s common stock on the Nasdaq Stock Market will be suspended at the opening of business on June 11, 2009. Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the securities from listing and registration. The company does not plan to appeal the Staff Determination. The company’s equity securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets,” but may become eligible if a market maker makes application to register in and quote the securities in accordance with Securities and Exchange Commission Rule 15c2-11, and such application is cleared.

A copy of the press release, dated June 3, 2009, announcing the company’s receipt of NASDAQ’s delisting notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 3, 2009, the company issued a press release announcing that the Bankruptcy Court had approved certain first-day motions. A copy of the press release is attached as Exhibit 99.1.

Additional information about the company’s restructuring is available at the company’s website http://www.caraustar.com/restructure.html

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of June 4, 2009 by and among Caraustar Industries, Inc. and certain of its subsidiaries, as Borrowers, General Electric Capital Corporation, for itself, as Lender, and as administrative agent for Lenders, GE Capital Financial Inc., as an L/C Issuer, and the other Lenders signatory from time to time

99.1	Press Release, dated June 3, 2009, issued by the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009

CARAUSTAR INDUSTRIES, INC.
By:	/S/ Ronald J. Domanico

Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.

Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of June 4, 2009 by and among Caraustar Industries, Inc. and certain of its subsidiaries, as Borrowers, General Electric Capital Corporation, for itself, as Lender, and as administrative agent for Lenders, GE Capital Financial Inc., as an L/C Issuer, and the other Lenders signatory from time to time	10.1

Press Release, dated June 3, 2009, issued by the company.	99.1